FOR IMMEDIATE RELEASE January 31, 2013
Exhibit 99.1

Contact Information Below

CORELOGIC UPDATES 2012 GUIDANCE AND PROVIDES 2013 OUTLOOK
Record 2012 Performance Expected; Projects Growth in Revenue,
Adjusted EBITDA and Adjusted Earnings per Share in 2013

•	Fourth-quarter and full-year results expected to exceed high-end of previously issued 2012 revenue, adjusted EBITDA and adjusted EPS guidance range.

•
Stronger 2012 expected results attributable to higher origination volumes, acceleration of Data and Analytics revenue growth, the benefits of operating leverage and cost reduction programs as well as share repurchases.

•	Full-year 2013 guidance of $1,575 - $1,600 million in revenue, $460 - $475 million in adjusted EBITDA, and $1.65 - $1.75 in adjusted EPS.

IRVINE, Calif., January 31, 2013-CoreLogic® (NYSE:CLGX), a leading residential property information, analytics and services provider, today provided a market update on 2012 and 2013 financial guidance.

“We ended 2012 with strong momentum driven by continued strong origination volumes, accelerating growth of Data and Analytics revenues and successful execution of our Project 30 cost reduction plan. We are entering 2013 with significant financial flexibility and our focus remains squarely on profitable topline growth, margin expansion and free cash flow generation," said Anand Nallathambi, President and Chief Executive Officer of CoreLogic.

"We expect to deliver record financial results and exceed our previous guidance for the full year of 2012. We are entering 2013 a higher-growth, higher-margin Company focused on capitalizing on the opportunities presented by an improving housing market. Despite market forecasts indicating a reduction in loan origination volumes, we believe CoreLogic is positioned to deliver revenue and profit growth in 2013,” added Frank Martell, Chief Financial Officer of CoreLogic.

Financial Guidance and Assumptions

($ in millions except adjusted EPS)	Top end of 2012 Guidance	2013 Outlook/ Guidance	Implied Growth
Revenue	$1,540	$1,575 - $1,600	2 - 4%
Adjusted EBITDA(1)	$445	$460 - $475	3 - 7%
Adjusted EPS(1)	$1.50	$1.65 - $1.75	10 - 17%

(1) Definition of adjusted results, as well as other non-GAAP financial measures used by management is included in the Use of Non-GAAP Financial Measures section found at the end of the release.

2012 and 2013 guidance is based on the following estimates and assumptions:

2012 Guidance Update

•	Mortgage industry origination dollar volumes of approximately $1.7 to $1.8 trillion.

•	Mortgage industry delinquency volumes and foreclosure starts contract year-over-year at least 10 percent.

•	Successful execution of Project 30 cost savings initiatives totaling at least $60 million.

•	Repurchase of 10 million common shares during 2012.

2013 Outlook

•	Mortgage industry origination dollar volumes of approximately $1.45 to $1.55 trillion.

•	Mortgage industry delinquency volumes and foreclosure starts contract by at least 10 percent compared with 2012.

•	Successful execution of Project 30 cost savings totaling at least $20 million.

•	Repurchase of 3 million common shares.

Teleconference/Webcast

CoreLogic will release its fourth quarter and full-year 2012 financial results after the market close on Thursday, February 21, 2013. The press release, with accompanying financial information, will be posted on the CoreLogic investor website at http://investor.corelogic.com.

CoreLogic management will host a live webcast and conference call on Friday, February 22, 2013, at 8:00 a.m. Pacific time (11:00 a.m. Eastern Time) to discuss these results. All interested parties are invited to listen to the event via webcast on the CoreLogic website at http://investor.corelogic.com. Alternatively, participants may use the following dial-in numbers: 1-866-543-6408 for U.S./Canada callers or 617-213-8899 for international callers. The Conference ID for the call is 75063583.
Additional detail on the Company's third quarter results is included in the quarterly financial supplement, available on the Investor Relations page at http://investor.corelogic.com.

A replay of the webcast will be available on the CoreLogic investor website for 30 days and also through the conference call number 1-888-286-8010 for U.S./Canada participants or 617-801-6888 for international participants using Conference ID 66504121.

Media Contacts:
Alyson Austin                            Dan Smith
Corporate Communications                    Investor Relations
949-214-1414                            703-610-5410
newsmedia@corelogic.com                    danlsmith@corelogic.com

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About CoreLogic
CoreLogic (NYSE: CLGX) is a leading property information, analytics and services provider in the United States and Australia. The company's combined data from public, contributory, and proprietary sources includes over 3.3 billion records spanning more than 40 years, providing detailed coverage of property, mortgages and other encumbrances, consumer credit, tenancy, location, hazard risk and related performance information. The markets CoreLogic serves include real estate and mortgage finance, insurance, capital markets, transportation and government. CoreLogic delivers value to clients through unique data, analytics, workflow technology, advisory and managed services. Clients rely on CoreLogic to help identify and manage growth opportunities, improve performance and mitigate risk. Headquartered in Irvine, Calif., CoreLogic operates in seven countries. For more information, please visit www.corelogic.com.

CORELOGIC and the CoreLogic logo are registered trademarks owned by CoreLogic, Inc. and/or its subsidiaries.

Safe Harbor / Forward Looking Statements
Certain statements made in this press release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to the Company's overall financial performance, including future revenue and profit growth, future margin improvement and future adjusted EBITDA and adjusted EPS performance, our ability to meet our 2012 and 2013 business and financial objectives and generate longer-term positive returns for our shareholders; the Company's full-year 2012 expected results and 2013 financial guidance; estimated future cost savings and the impact thereof; mortgage and housing market trends, including mortgage origination and mortgage delinquency volumes; net operating expense reductions, expected non-recurring cash and non-cash charges; and targeted cost reductions including Project 30 and the Technology Transformation Initiative. Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements are set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K for the year ended December 31, 2011, as updated by our Quarterly Reports on Form 10-Q, including but not limited to: limitations on access to or increase in prices for data from various external sources; government legislation, regulations and the level of regulatory scrutiny affecting our customers or us, including the new Bureau of Consumer Financial Protection and with respect to the use of public records and consumer data; compromises in the security of our data transmissions, including the transmission of confidential information or systems interruptions; difficult conditions in the mortgage and consumer lending industries and the economy generally, together with our customer concentration and the impact of these factors thereon; our cost reduction plan and our ability to significantly decrease future allocated costs and other amounts in connection therewith; risks related to the outsourcing of services and our international operations; the inability to control the operations and dividend policies of our partially-owned affiliates; impairments in our goodwill or other intangible assets; and the restrictive covenants in the agreements governing certain of our outstanding indebtedness. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures
This press release contains certain non-GAAP financial measures which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for, U.S. GAAP. The Company is not able to provide a reconciliation of projected adjusted EBITDA or projected adjusted earnings per share, where provided, to expected reported results due to the unknown effect, timing and potential significance of special charges or gains.

The Company believes that its presentation of non-GAAP measures, such as adjusted EBITDA and adjusted EPS provides useful supplemental information to investors and management regarding CoreLogic's financial condition and results. Adjusted EBITDA is defined as earnings from continuing operations before interest, taxes, depreciation, amortization, non-cash stock compensation, non-operating gains/losses and other one-time adjustments plus pretax equity in earnings of affiliates. Adjusted net income is defined as income from continuing operations before equity earnings of affiliates, adjusted for non-cash stock compensation, non-operating gains/losses, and other adjustments plus pretax equity in earnings of affiliates, tax affected at an assumed effective tax rate of 40%. Adjusted EPS is derived by dividing adjusted net income by diluted weighted shares. Other firms may calculate non-GAAP measures differently than CoreLogic, which limits comparability between companies.